Exhibit 10.17

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made as a compromise and release between 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia, Canada (the “Company”), and Nicolle Dorsey, an individual residing in the State of Arizona (“Employee”), in the complete, final, and binding settlement of all claims and potential claims, if any, with respect to their employment relationship.

RECITALS

A.Employee was employed at will by the Company as the Company’s Chief Financial Officer (“CFO”).

B.Based on the mutual agreement of Employee and the Company, Employee will cease serving as the CFO, effective February 1, 2021 (the “Transition Date”), and immediately thereafter transition into a temporary support role, compensated at the same annual salary and continuing with the same health insurance benefits, primarily for the purpose of assisting the Company with completion of its 2020 financial audit and also to facilitate a smooth transition of other functions of the CFO position. Such temporary support role will be employment at will, terminable at any time, and shall conclude on the earlier of (1) the at-will termination of either party or (2) March 31, 2021 (as applicable, the “Separation Date”).

C.Employee acknowledges the receipt of all wages, salary, bonuses, benefits, expense reimbursement or any other monies owed by Company to Employee through the Transition Date, aside from any wages that Employee shall earn through the Separation Date.

D.Employee has accepted the Separation Package as described below in exchange for a waiver and release of all claims, and other provisions in this Agreement, by executing such waiver and release both after the Transition Date and again after the Separation Date. This Agreement is therefore entered into by the Company and Employee to document the parties’ agreement regarding the terms of Employee’s separation from the CFO role within the Company, and eventually, the temporary support role.

NOW, THEREFORE, IN RELIANCE OF THE ABOVE RECITALS AND IN

CONSIDERATION of the promises, covenants and agreements herein contained, the parties agree as follows:

1.Transition Date and Separation Date. Employee’s role as CFO with the Company will terminate effective on the Transition Date. Immediately after the Transition Date, Employee will assume a temporary support role in accounting, compensated at the same annual salary and continuing with the same health insurance benefits, primarily for the purpose of assisting the Company with completion of its 2020 financial audit and also to facilitate a smooth transition of other functions of the CFO position. Employee shall devote all of her reasonable business time and attention, on a full-time basis, to the performance of her duties in connection with such temporary support role, which shall include such duties as may be assigned by the Company or its interim CFO in furtherance of the foregoing objectives. Employee shall not engage in any other business, profession or occupation for compensation or otherwise prior to the

Separation Date. Such temporary support role shall be a position of at-will employment, terminable by the Company or Employee at any time, with or without notice, and not subject to any terms of any prior employment agreement or arrangement, which shall cease being effective upon Employee’s execution of this Agreement.

2.Consideration. In consideration for the releases and covenants by Employee in this Agreement (including Employee’s covenant to devote all of her reasonable business time and attention to the temporary support role described in Section 1 above), provided Employee signs and complies with this Agreement after the Transition Date, re-executes and reaffirms the covenants and releases in this Agreement on or after Employee’s eventual Separation Date (which Separation Date does not result from Employee’s resignation from her temporary support role or breach of this Agreement prior to March 31, 2021), and does not exercise the right to revocation under Section 5 of this Agreement, Employee shall receive the following separation benefit(s) (“Separation Package”):

(a)	Payment of a severance benefit equal to Employee’s base annual salary of

$220,000 over six (6) months. These severance payments will be paid on the Company’s regular payroll schedule, subject to standard deductions and withholdings, over the six (6)- month period following the Separation Date;

(b)Payment of one-hundred percent (100%) of Employee’s COBRA premiums for the same health plan which Employee was enrolled during her employment over the six (6)-month period following the Separation Date, provided that Employee timely elects continuing coverage of health insurance benefits under COBRA; and

(c)Accelerated vesting of Employee’s options to purchase (i) 6,250 Class B Proportionate Voting Shares of the Company’s capital stock, granted pursuant to an Option Certificate dated as of August 22, 2019, and (ii) 250,000 Class A Subordinate Voting Shares of the Company’s capital stock, granted pursuant to an Option Certificate dated as of September 15, 2020 (collectively, the “Option Awards”), it being understood that all such options shall be fully vested from and after the Separation Date, and remain exercisable until 4:00 p.m. local time in Vancouver, British Columbia, Canada on August 22, 2024, at which time any and all unexercised options represented by the Option Awards shall immediately and automatically expire and be of no further force or effect.

Employee understands that the Separation Package is an additional benefit for which Employee is not eligible unless Employee elects to sign, not revoke, and reaffirm this Agreement. For the avoidance of any doubt, Employee will only be entitled to the Separation Package if (1) the Separation Date does not result from Employee’s resignation from her temporary support role prior to March 31, 2021 and (2) Employee complies with her covenants under Section 1 above. If Employee resigns from her temporary support role prior to March 31, 2021 and/or fails to materially comply with her covenants under Section 1 above, the Company may terminate her employment at any time, with or without notice, and Employee shall not be entitled to receive the Separation Package, any portion thereof, or any other severance benefit(s). If the Company terminates Employee’s at-will temporary support role prior to March 31, 2021 and Employee has materially complied with her covenants under Section 1 above, Employee shall be entitled to receive the Separation Package.

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3.Receipt of All Wages. Employee shall also be paid all earned and unpaid base wages, performance bonus, and any accrued but unused vacation/PTO (defined below), through the Transition Date and eventually, the Separation Date (“Accrued Benefits”). All unused vacation/PTO will be paid to Employee at a rate of the number of hours of unused vacation/PTO accrued by Employee, up to and including the Separation Date, multiplied by Employee’s annual compensation of $220,000 per year; provided, however, that the total accrued but unused vacation/PTO, for purposes of determining Accrued Benefits to be paid to Employee, shall not exceed one hundred twenty (120) hours in the aggregate. The parties agree that, if Employee were to remain employed through March 31, 2021, Employee’s total unused vacation/PTO would exceed one hundred twenty (120) hours, but for purposes of determining compensation for Accrued Benefits, however, Employee would be deemed to have accrued one hundred and twenty (120) hours, in accordance with the cap set forth in the preceding sentence. Employee understands that Employee is entitled to Employee’s Accrued Benefits regardless of whether Employee signs this Agreement. Employee affirms and warrants that Employee has reported all hours worked and appropriately received all compensation, wages, overtime pay (if applicable), expense reimbursements, bonuses, commissions, incentive compensation, vacation pay/PTO, sick pay, meal and rest breaks, benefits and other payments to which Employee was entitled (hereinafter “Monies”), including, but not limited to, those under the Fair Labor Standards Act and any other federal, state, or local wage and hour law, regulation or ordinance. Except for the Separation Package and Accrued Benefits set forth herein in Sections 2 and 3, Employee expressly acknowledges and agrees that the Company does not now owe and will not in the future owe Employee any additional Monies of any kind whatsoever. Employee further affirms and warrants that Employee has appropriately received any leave (paid and unpaid) to which Employee was entitled, including, but not limited to, leave under the Family and Medical Leave Act and any other federal, state, or local leave or disability accommodation law, regulation or ordinance. Employee further acknowledges and agrees that Employee shall not be entitled to and shall not seek any other benefits or Monies from the Company following the Separation Date.

4.Release of Rights. In consideration of the Company’s payment to Employee of the Separation Package as described in Section 2, the sufficiency for which is hereby acknowledged, Employee on Employee’s own behalf and on behalf of Employee’s spouse, dependents, heirs, successors and assigns, hereby covenants not to sue and releases the Company, its subsidiaries, parents or affiliated entities, and their respective directors, officers, members, managers, shareholders, partners, trustees, supervisors, employees, attorneys, consultants, receivers, insurers, and agents, and all persons acting by, through, under or in concert with any of them, and each of their respective heirs, predecessors, successors, and assigns (hereinafter collectively “Releasees”) from and for all rights, claims, liabilities, actions and suits of all kinds and descriptions that Employee may have against any or all Releasees arising on or prior to the Transition Date, and eventually, the Separation Date and which arise out of Employee’s employment with the Company or the termination thereof (“Claim” or “Claims”), including, but not limited to, any claim for wages, bonus, incentive compensation, commissions, accrued vacation pay/PTO, sick leave, holiday pay, meal/rest periods, severance pay, overtime, penalties, any wage and/or hour violation, breach of contract, breach of quasi contract, breach of implied contract, entitlement under any leave laws, health or medical insurance, pension or retirement benefits, or any other employment benefits, any claim for employment discrimination, whether on the basis of race, age, sex, national origin, religion, sexual orientation, marital status, veterans

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status, disability, or any other protected basis, retaliation or harassment of any kind, wrongful termination, slander, defamation, invasion of privacy, or emotional distress. Without limiting the generality of the foregoing, Employee acknowledges and agrees that among the claims released are those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement and Income Security Act, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Genetic Information Non-Discrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the False Claims Act, the Sarbanes- Oxley Act, the Uniformed Services Employment and Reemployment Rights Act, the Occupational and Safety Health Act, Labor Management Relations Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Health Insurance Portability and Accountability Act, and any other claim based upon any federal, state, or local law or any alleged wrongful conduct or injury arising out of or in any way connected with any acts or omissions occurring on or prior to the Transition Date and eventually, the Separation Date.

(a)	Claims Not Released.

This general release and waiver of claims however excludes, and Employee does not waive, release, or discharge any claims that relate to (i) the Separation Package or the right to enforce this Agreement; (ii) Employee’s right, if any, to claim unemployment benefits or workers’ compensation benefits, if applicable and Employee qualifies; (iii) claims which cannot be waived by law; (iv) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements, and (v) any rights or claims that Employee may have which arise after this date Employee executes this Agreement.

(b)	Protected Rights.

Employee understands and acknowledges that nothing contained in this Release, or in any other provision of this Agreement, limits her ability to file any administrative claim or complaint with the Equal Employment Opportunity Commission, the state attorney general’s office or civil rights division, the Occupational Safety and Health Administration, and the Securities and Exchange Commission (“SEC”) or other similar federal or state administrative agencies (“Government Agencies”). Employee further understands and acknowledges that this Agreement does not limit her ability to communicate with any Government Agencies or otherwise participate in any proceeding that may be conducted by any Government Agencies in connection with any change or complaint, whether filed by Employee, or on Employee’s behalf, or by any individual. However, Employee understands that she waives any right to monetary relief related to such a charge or administrative complaint; provided, however, that nothing herein shall be construed to waive or limit Employee’s ability to receive any bounty or award for information provided to the SEC concerning suspected violations of law. The parties acknowledge and agree that if Employee makes a disclosure of Confidential Information or other confidential information (as defined in Section 7 and 8 below) to a government official or an attorney for the purpose of reporting or investigating a suspected violation of law, or in any court filing or compelled testimony under seal, Employee will not be held liable under this Agreement or under any federal or state trade secret law for such disclosure.

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5.ADEA Release. The general release contained herein specifically includes a waiver and release of all claims which Employee has or may have under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621, et seq. (“ADEA”), based on Employee’s employment, the separation from that employment, or any event, transaction, occurrence, act or omission occurring on or before Employee signs the reaffirmation of this Agreement. Employee acknowledges that Employee has been advised to consult with an attorney, if desired, concerning this Agreement and has received all advice Employee deems necessary concerning this Agreement. Employee has twenty-one (21) days after Employee receives this Agreement to decide whether or not to sign this Agreement, and should Employee execute this Agreement in fewer than twenty- one (21) days, Employee does so with the express understanding that Employee has been given and declined the opportunity to consider the Agreement for a full twenty-one (21) days. Employee has seven (7) days after delivering to the Company an original of this Agreement signed by Employee to revoke this Agreement. Revocation may be made by delivering a written notice of revocation to the Company, c/o Leigh Ann Clifford, at leighann.clifford@4frontventures.com. For the revocation to be effective, written notice must be actually received by the Company, as evidenced by confirmation of delivery, no later than the close of business on the seventh calendar day after Employee signs and delivers this Agreement, or, if mailed, postmarked by such date. This Agreement shall not become effective or enforceable until the revocation period has expired, which date of expiration shall be the “Effective Date” of this Agreement. The release contained herein does not waive any rights or claims that Employee may have under the ADEA which may arise after the date Employee signs the reaffirmation of this Agreement. Employee hereby acknowledges and agrees that Employee has read this Agreement in its entirety and understands all of its terms and that Employee is knowingly and voluntarily waiving and releasing Employee’s rights and claims only in exchange for consideration (something of value) in addition to anything of value to which Employee is already entitled. The Company and Employee agree that any changes made to the Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period described above.

6.Complete Release. It is understood and agreed that this is a full, complete and final general release of any and all claims described as aforesaid, and that Employee agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated, suspected or disclosed. Employee hereby expressly waives and relinquishes all rights and benefits under any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement.

7.Confidential Information. Employee acknowledges that Employee has acquired information, in the course of Employee’s employment with the Company, regarding the Releasees, which constitutes Confidential Information (as defined below), and which is and remains the exclusive property of the Releasees. Employee acknowledges that this Confidential Information could be used to the detriment of the Releasees. Therefore, Employee agrees that, subject to the exceptions stated in Sections 4(b) and 15, and except as required by law, Employee shall not divulge to any other person, firm, corporation or legal entity, any Confidential Information or trade secret of any Releasee. The term “Confidential Information” as used herein, means all information or material not generally known by non-Company personnel which (a) gives the Company some competitive business advantage, the disclosure of which could be detrimental to the interests of the Company; (b) is owned by the Company or in which the Company has an interest (including

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information conceived, originated, discovered or developed in whole or in part by Employee); and

(c) is either (i) marked “Confidential Information,” (ii) known by Employee to be considered confidential by the Company, or (iii) from all the relevant circumstances should reasonably be assumed by Employee to be confidential to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, products in development, names of products or services in development, processes, formulas, models, flow charts, diagrams, artistic designs or works of authorship however used, specifications, software in various stages of development, source code, object code, research and development procedures, test results, marketing techniques and materials, product packaging, marketing and development plans, price lists, pricing policies, pricing incentives, business plans, information relating to customers, clients and/or suppliers’ identities, characteristics and agreements, financial information and projections, and employee files. Confidential Information also includes any confidential, non-public information described above which any Releasee obtains from another party and treats as proprietary or designates as Confidential Information, whether or not owned or developed by such Releasee. Confidential Information does not include information which is or becomes generally available to the public through no fault of Employee.

8.Confidentiality. The terms of the Agreement shall be confidential, subject to the exceptions stated in Sections 4(b) and 15. Accordingly, Employee agrees to not make any public statement about, not disclose to any third party, the fact of, or contents or terms of this Agreement, unless necessary to implement or enforce its terms, or to seek tax or legal advice regarding this Agreement. Employee will not disclose information about this Agreement to Employee’s spouse or Employee’s financial, tax and legal advisors, until they have first been advised of this confidentiality provision. Specifically, Employee will not disclose any information about this Agreement, or the Separation Package made pursuant to this Agreement, to any current or former employee of the Company. In the event that Employee’s attorney, financial or tax advisor, or spouse engages in conduct that would breach this paragraph, such conduct shall constitute a breach of this paragraph just as if Employee had engaged in such conduct. Employee understands and agrees that any disclosures in violation of this section shall constitute and be treated as a material breach of this Agreement.

9.No Disparagement. To the fullest extent permitted by law, and subject to the exceptions stated in Section 15, Employee agrees that Employee will not disparage or publish or disseminate information, whether oral or written (which includes, but is not limited to, statements made directly, indirectly or through any third person on or through any online, social media, electronic, digital or other media), that is derogatory in any manner to any Releasee or its business or his/her personal reputation, whether such information was acquired during or after Employee’s employment with the Company. To the fullest extent permitted by law, Company agrees that the Company’s officers, directors, management and those authorized to speak publicly on the Company’s behalf will not disparage or publish or disseminate information, whether oral or written (which includes, but is not limited to, statements made directly, indirectly or through any third person on or through any online, social media, electronic, digital or other media), that is derogatory in any manner to Employee or his personal reputation, whether such information was acquired during or after Employee’s employment with the Company. The parties agree that it is in their best interests to maintain an amicable relationship.

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10.	Non-Solicitation. From and after the Transition Date, and for a period of twelve

(12) months after the Separation Date, Employee shall not, directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or service of any person then-employed or then-engaged by the Company or any of its subsidiaries, or otherwise encourage any such person to perform services for any other individual or entity, including Employee.

11.Remedies. In the event of a breach or threatened breach by Employee of Sections 7, 8, 9 or 10 of this Agreement, Employee hereby consents and agrees that the Company shall be entitled to obtain, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

12.Confirmation. Subject to the exceptions stated in Section 15, Employee represents and warrants that Employee is not aware, to the best of Employee’s knowledge, of any conduct on Employee’s part or on the part of another Company employee that violated the law or otherwise exposed the Company to any liability, whether criminal or civil, whether to any government, individual or other entity, and that Employee is not aware of any material violations by the Company and/or its employees, officers, directors and agents of any statute, regulation or other rules that have not been addressed by the Company through appropriate compliance and/or corrective action. Further, Employee represents and warrants that Employee has not suffered any harassment or sexual abuse in connection with Employee’s employment by the Company, or by any officer, manager, employee, agent, customer or supplier of the Company; that Employee is not currently aware of any facts or circumstances that would give rise to a harassment (including sexual harassment) or sexual abuse claim against the Company and/or any of the Releasees; and that this Agreement and the Separation Package is not a settlement or payment related to a harassment or sexual abuse claim.

13.Cooperation of Employee. In the event that the Company or any of its affiliates becomes involved in any civil or criminal litigation, administrative proceeding or governmental investigation, Employee shall, upon request, provide reasonable cooperation and assistance to the Company, including without limitation, furnishing relevant information, attending meetings and providing statements and testimony. The Company will reimburse Employee for all reasonable and necessary expenses Employee incurs in complying with this Section 12 and will provide reasonable compensation for time Employee provides at a rate to be negotiated at such a time. If necessary for any employer of Employee, the Company will provide Employee with a proper subpoena in order to obtain Employee’s reasonable cooperation with and assistance to the Company.

14.Non-admission/Inadmissibility. This Agreement does not constitute an admission by any party hereto that any action such party took with respect to the other party hereto was wrongful, unlawful or in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury on such party, and each party specifically denies any such wrongdoing or violation. This Agreement is entered into solely to resolve fully all matters related to or arising out of Employee’s employment with and termination from the

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Company, and its execution, and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.

15.No Prohibition. Employee is hereby advised, and by Employee’s signature below, Employee acknowledges that, nothing in this Agreement or in any agreement between Employee and the Company prohibits or limits Employee (or Employee’s attorney) from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the Securities and Exchange Commission, the Department of Justice, the Financial Industry Regulatory Authority Inc., or any other self-regulatory organization, governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that Employee is not required to advise or seek permission from the Company before engaging in any such activity. Employee further recognizes that, in connection with any such activity, Employee must inform such authority of the confidential nature of any confidential information that Employee provides, provided, further, that Employee is not permitted to reveal any information that is protected by the attorney-client privilege or attorney- work product protection or any other privilege belonging to the Company. Furthermore, nothing contained in this Agreement is intended to prohibit or restrict Employee in any way from making any disclosure of information required by law. Additionally, Employee understands and acknowledges that Employee is hereby notified that, under the Defend Trade Secrets Act (specifically, 18 USC §1833), Employee cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Employee also understands that Employee may not be held so liable for disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if that filing is made under seal.

16.No Assignment. Employee represents and agrees that Employee has not heretofore assigned or transferred, or purported to have assigned or transferred, to any person whomsoever, any Claim or portion thereof or interest therein, and Employee agrees to indemnify, defend and hold harmless each and all of the Releasees against any and all Claims based on, arising out of, or in connection with any such transfer or assignment, or purported transfer or assignment, of any Claims or any portion thereof or interest therein.

17.Binding. This Agreement shall be binding upon Employee and Employee’s heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of each and all of the Releasees, and to their heirs, representatives, executors, administrators, successors and assigns.

18.Severability. Should any part, term or provision of this Agreement, with the exception of the releases embodied in Sections 4 and 5, be declared or determined by any Court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term or provision shall be deemed stricken and severed from this Agreement and any and all of the other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law. The releases embodied in Sections 4 and 5 are the essence of this Agreement and should these Sections 4 or 5 be deemed invalid or unenforceable in a final unappealable judgment (an “Invalidity Determination”), this Agreement may be declared null and

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void by the Company; provided, however, that in no event shall Employee be required to return any consideration received under this Agreement as a result of an Invalidity Determination unless such Invalidity Determination was sought in a legal action initiated by Employee.

19.Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona, without regard to its conflicts of law provisions.

20.Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. The Company has made no promises to Employee other than those contained in this Agreement. This Agreement may not be modified, or any provision waived, except by a signed written agreement of the affected parties. Notwithstanding the foregoing, any confidential information and/or non- disclosure agreement which Employee entered into with the Company, shall remain in full force and effect whether or not Employee executes this Agreement.

21.Captions. Captions and heading of the sections and paragraphs of this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

22.No Presumption against Drafter. Employee agrees that this Agreement has been negotiated and that no provision contained herein shall be interpreted against any party because that party drafted the provision.

23.Acknowledgement. Employee acknowledges and affirms that Employee has no known workplace injuries or occupational diseases for which Employee has not already filed a claim.

24.Capacity. Employee represents and warrants that in negotiating and executing this Agreement, Employee is not, and has not been, under the influence of any drugs, medications or other substances which might in any way impair Employee’s judgment or ability to understand the terms of this Agreement.

25.No Reliance. Employee represents and acknowledges that in executing this Agreement Employee does not rely upon, and has not relied upon, any representation or statement not set forth herein made by any Releasee or by their agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

26.Costs. Each of the parties to this Agreement will pay his, her, or its own costs and expenses, if any, relative to the negotiation and preparation of this Agreement.

27. 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an

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involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non- compliance with Section 409A. All payments due pursuant to this Agreement will be made on or before the end of the second calendar year following the Separation Date.

28.Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one original Agreement, and it may be executed by a signature transmitted via facsimile or email transmission.

29.Certification. Employee certifies that Employee has received any advice of counsel that Employee deems necessary regarding this Agreement and has read and understands all of this Agreement and freely, voluntarily and knowingly entered into this Agreement, having full knowledge and understanding of its contents, its effect, and the rights Employee may be waiving.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date written below.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

By signing this Agreement before the twenty-one (21) day period described above in Section 5 expires, Employee waives Employee’s right under the ADEA to twenty-one (21) days to consider the terms of this Agreement. In any case, however, Employee retains the right to revoke this Agreement within seven (7) days, as described above in Section 5.

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below: NICOLLE DORSEY	4FRONT VENTURES CORP.

By:/s/ Nicolle DorseyBy:/s/ Leonid Gontmakher Name: Nicolle DorseyName: Leonid Gontmakher

Its: Chief Executive Officer

2/3/20212/3/2021

DATE:DATE:

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Reaffirmation of Separation Agreement and General Release

(NOT TO BE EXECUTED UNTIL ON OR AFTER THE SEPARATION DATE AND WITHIN 21 DAYS OF ULTIMATE TERMINATION DATE FROM ALL EMPLOYMENT WITH COMPANY)

For the consideration set forth above, Employee and Company hereby reaffirm their respective covenants, obligations, representations and releases contained in this Agreement. Further, Employee acknowledges the receipt of all wages, salary, bonuses, benefits, expense reimbursement or any other monies owed by Company to Employee. Aside from the separation benefits described in the Agreement, Employee acknowledges that Employee is not entitled to any additional future compensation from the Company.

THIS SEPARATION AGREEMENT AND GENERAL RELEASE PROVIDES A COMPLETE AND BINDING RELEASE AND WAIVER OF ALL EXISTING CLAIMS AND RIGHTS, KNOWN AND UNKNOWN, EMPLOYEE MAY HAVE AGAINST THE COMPANY AND THE RELEASEES AS OF THE DATE THE PARTIES SIGN THIS AGREEMENT.

NICOLLE DORSEY4FRONT VENTURES CORP.

By:By: Name: Nicolle DorseyName:

Its:

DATE:DATE:

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